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                                                                 Exhibit 7(1)

                                   [LOGO]
                          CANARGO ENERGY CORPORATION

                 FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

             SUCCESSFUL ACQUISITION OF LATERAL VECTOR RESOURCES INC

April, 24th 2001 - Oslo, Norway, London, England, Toronto, Canada --CanArgo Energy Corporation ("CanArgo") (OSE: CNR, OTCBB: GUSH) announces that as of April 24th, 2001 26,450,701 common shares representing approximately 77% of the common shares of Lateral Vector Resources Inc. ("LVR") (on a fully diluted basis) had been deposited to the offer (as extended and varied) made by its wholly owned subsidiary, CanArgo Acquisition Corporation ("CanArgo Sub"), to purchase all outstanding common shares of LVR (TSE: LVR.TO-NEWS).

By notice to the depositary, CIBC Mellon Trust Company (the "Depositary") dated April 24th, 2001, CanArgo Sub declared its offer dated March 20th, 2001, as extended and varied by a Notice of Extension and Variation dated April 9th, 2001 (the "Amended Offer") wholly unconditional and waived all conditions to the Amended Offer that may not have been satisfied. CanArgo Sub will take up all of the LVR common shares deposited on or before April 24th, 2001 by April 30th, 2001.

The basis of the Amended Offer is C$0.11 in cash for each outstanding LVR share.

CanArgo Sub will acquire all LVR common shares not deposited on or before April 24th, 2001 by way of a second stage transaction particulars of which are set out in section 12 of the Circular dated March 20th 2001 which accompanied the document containing CanArgo Sub's original offer for LVR.

Sundal Collier & Co (Oslo, Norway), DnB Markets (Oslo, Norway) and Yorkton Securities Inc (Calgary, Alberta), are acting as financial advisers to CanArgo. In addition, Yorkton Securities Inc are also acting as soliciting dealer manager for the Amended Offer.

Through the acquisition, CanArgo intend to further broaden its operations in Ukraine, where it has resumed operations together with Ukrnafta (a Ukrainian State controlled oil and gas company) to further develop the Stynawske oil field.

LVR is an oil and gas company with headquarters in Regina, Saskatchewan, with activities principally in east Ukraine. According to publicly available information, LVR negotiated and concluded a Joint Investment Production Activity
(JIPA) agreement in 1998 to develop the Bugruvativske Field (the "Field") in eastern Ukraine together with Ukrnafta. Under the terms of this JIPA, LVR have certain rights to incremental production from the Field, which CanArgo understands is currently producing oil, and is one of the larger oil fields in that area. Under the terms of the JIPA and associated work programmes, it would be planned to significantly increase production from the Field by investment in both remedial workover activity and potential infill drilling, horizontal drilling and pressure maintenance utilising appropriate technologies. Based on LVR's publicly available Annual Information Form dated June 6th 2000, LVR's share of "Proved" reserves in the Field have been independently assessed at 9.33 million barrels of oil, and CanArgo believes that the Field offers considerable additional reserve potential. Please refer to www.sedar.com for publicly available information regarding LVR.


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CanArgo's plans for LVR (which will be operated as a CanArgo subsidiary) include a rapid investment of funds into the Field in order to establish production to the JIPA at the earliest possible opportunity, which CanArgo believes should add significantly to its production and cash flow within the next twelve months. CanArgo also plans to rationalise LVR's activities integrating them in CanArgo's existing structure and disposing of any non-core assets within LVR.

CanArgo already has an existing oil asset in Ukraine, the Stynawske Oil Field project, operated through Boryslaw Oil Company, a Joint Venture with Ukrnafta. Operations have now commenced on Stynawske, after agreements reached with Ukrnafta at the end of last year on financing and commercial arrangements. Stynawske is currently producing some 370 barrels of oil and 75,000 m2 of gas per day. The results from the first workover should be available within the next six weeks with plans to conduct a further three workovers in the initial Phase I development scheme. Proved reserves from this initial Phase I development have been independently assessed by the engineering company AJM as 3.392 million barrels of oil and 18.947 billion cubic feet of gas (1.526 million barrels of oil and 8.526 billion cubic feet of gas - net to the CanArgo interest). Given success with the Phase I programme it would be planned to move forward on a new well drilling programme to appraise and develop further reserve potential.

Dr David Robson, Chief Executive Officer and Managing Director of CanArgo said "I am pleased that our cash offer to acquire LVR has been successful. CanArgo now has a real opportunity to develop its existing good relationship with Ukrnafta in Ukraine and to progress the development of the Bugruvativske Field. By integrating LVR into our existing operations in Ukraine we can, I believe, for relatively limited capital expenditure, significantly increase our production and enhance our overall reserve position. The acquisition should add real producing reserves to CanArgo's asset base, yield additional short-term cash flow, and have the potential for significant further production from what is a substantial producing field. This field should provide a further underpinning to our activities in Ukraine and, given the ongoing development on our existing Stynawske Oil Field, we look forward to making Ukraine an additional core area for CanArgo, utilising the experience CanArgo has there and implementing the successful approach that we have adopted in Georgia. These two production projects have the potential to provide a substantial base for further expansion in a country with very significant hydrocarbon reserves. Ukraine is also a large and populous country with high-energy usage adjacent to potential members of the European Union. We see Ukraine as having very real potential for investment in the energy sector and we are also pleased to note the recent announcement by AES Corporation, our partners in Georgia, of a successful bid to purchase a controlling interest in Kievoblenergo, the electricity distribution company that serves the Kyiv region. The LVR acquisition is an exciting step forward in CanArgo's development, giving us a very strong position in Ukraine."

CanArgo is an independent oil and gas exploration and production company operating in Eastern Europe. CanArgo's principal oil and gas operations are currently located in the Republic of Georgia.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in CanArgo's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess CanArgo's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CanArgo cannot give assurance that the results anticipated herein will be attained.

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For further information, contact:

CanArgo Energy Corporation
Julian Hammond, Investment Relations Manager
Tel :             +44 20 7808 4708
Fax :             +44 20 7808 4747
Mobile :          +44 77 4057 6139
e-mail:           info@canargo.com


Norway Investor Relations
Eric Cameron, Gambit
Tel :             +47 22 04 82 00
Fax :             +47 22 04 82 01